Exhibit 99.1

On September 3, 2003, LAL excercised options in respect of 20,000 shares of Class A Common Stock. He sold them that day in a number of transactions with an average sale price of $35.28695.
The shares sold at various prices on
that day are set forth below:

Quantity	Price
100		35.09
100		35.10
500		35.11
500		35.12
500		35.13
600		35.14
1200		35.15
1100		35.16
1000		35.17
900		35.18
400		35.19
800		35.20
300		35.21
700		35.22
400		35.23
400		35.24
100		35.25
300		35.26
100		35.27
100		35.28
100		35.29
200		35.30
400		35.31
500		35.32
800		35.33
1000		35.34
600		35.35
300		35.36
400		35.37
300		35.38
300		35.39
500		35.40
400		35.41
400		35.42
700		35.43
100		35.44
900		35.45
600		35.46
200		35.47
200		35.48
100		35.49
200		35.50
100		35.51
100		35.52
200		35.55
100		35.58
100		35.61
100		35.66

On September 4, 2003, LAL excercised options in respect of 20,000 shares of Class A Common Stock. He sold them that day in a number of transactions with an average sale price of $35.33595.
The shares sold at various prices on
that day are set forth below:

Quantity	Price
200		34.94
400		34.96
200		34.98
200		35.00
500		35.02
300		35.04
100		35.05
200		35.06
200		35.08
200		35.10
400		35.12
1500		35.13
200		35.14
1000		35.15
600		35.17
400		35.18
1300		35.20
100		35.22
100		35.27
200		35.28
100		35.29
100		35.31
100		35.36
100		35.37
400		35.38
300		35.39
100		35.40
500		35.41
300		35.42
1300		35.43
1300		35.44
1100		35.45
400		35.46
900		35.47
500		35.48
600		35.49
200		35.50
100		35.51
100		35.52
400		35.54
200		35.55
100		35.56
100		35.58
200		35.60
100		35.61
700		35.62
100		35.63
400		35.64
200		35.65
200		35.66
400		35.67
100		35.69

After these sales, the amounts of Class A Common
Stock beneficially owned by:

(a) LAL includes (i) 5,369,169 shares
held directly,
(ii) 2,136,882 shares indirectly as
grantor of a grantor retained annuity trust
(does not include the ownership of
3,829,216 shares of
Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iii) 3,279,302 shares
indirectly as the majority stockholder of LAL Family Corporation, which is the sole general partner of
LAL Family Partners L.P.
(a limited partnership in which LAL
has sole voting and investment power)
(does not include the ownership of 42,705,540 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iv) 15,384 shares indirectly as a
general partner of Lauder & Sons L.P.
(LAL is also a trustee of
The 1995 Estee Lauder LAL Trust,
which is also a general
partner of Lauder & Sons L.P.)
(does not include the ownership of 3,846,154 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(v) 1,095,410 shares held indirectly
as co-Trustee and beneficiary of the
EL 2001 Charitable Trust, and (vi)
390,000 shares
indirectly which are held directly
by his wife, Evelyn H. Lauder ("EHL").
LAL disclaims beneficial ownership of
the shares in clauses (ii), (iii), (iv)
and (v) to the extent he does not have a pecuniary interest in such securities and he disclaims beneficial ownership of the shares in clause
(vi) owned by his wife.

(b) EHL includes (i) 390,000 shares held directly,
(ii) 5,369,169 shares held
directly by her husband, LAL, and (iii) 6,526,978 shares held indirectly by her husband, LAL (see (b) (ii), (iii) and (iv) above regarding Class B shares).
EHL disclaims beneficial ownership of securities owned directly and indirectly by her husband, LAL.